UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2021

DRIVEN BRANDS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39898 (Commission File Number)	47-3595252 (I.R.S. Employer Identification No.)

440 South Church Street, Suite 700
Charlotte, North Carolina 28202
(Address of principal executive offices) (Zip Code)

(704) 377-8855
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 2, 2021, the Board of Directors (the “Board”) of Driven Brands Holdings Inc. (the “Company”) elected Michael Beland to the role of Senior Vice President and Chief Accounting Officer of the Company, effective upon commencement of his employment with the Company on or about July 12, 2021. In such capacity, Mr. Beland will serve as the Company’s principal accounting officer.

Mr. Beland, age 50, was previously Corporate Controller at Cree, Inc. from September 2017 to May 2021 and, before that, Assistant Corporate Controller at PPD, LLC from 2010 to 2017. Mr. Beland is a licensed Certified Public Accountant and earned his Bachelor of Science in Accounting from the University of Southern Mississippi.

Under the terms of his offer letter, Mr. Beland will receive an annual base salary of $250,000, will be eligible to receive an annual performance-based cash bonus (with a target of 75% of his annual base salary) and will be eligible to receive annual equity grants of restricted stock units and performance stock units under the Company’s 2021 Omnibus Incentive Plan (with a target of 50% of his annual base salary, prorated for the 2021 grant), in each case as determined and approved by the Board or a committee thereof. The equity grants will be subject to the terms of the Company’s 2021 Omnibus Incentive Plan and the applicable award agreement. Mr. Beland will also receive a sign-on bonus of $75,000 (repayable by him if he resigns or gives notice of resignation prior to 24 months after payment thereof) and relocation assistance of up to $35,000. Mr. Beland will also be entitled to participate in the Company’s group insurance and medical plan as well as to certain paid time off.

There are no arrangements or understandings between Mr. Beland and any other person pursuant to which he is being appointed as Senior Vice President and Chief Accounting Officer of the Company. There are no family relationships between Mr. Beland and any other director or executive officer of the Company, and no transactions involving Mr. Beland that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2, 2021

DRIVEN BRANDS HOLDINGS INC.

By:	/s/ Scott O’Melia
Name:	Scott O’Melia
Title:	Executive Vice President, General Counsel and Secretary